Exhibit 99.1

Astrotech Corporation
401 Congress, Suite 1650
Austin, Texas
512.485.9530
fax: 512.485.9531
www.astrotechcorp.com

FOR IMMEDIATE RELEASE

Austin, Texas, August 24, 2015 – Astrotech Corporation (“Astrotech” or the “Company”) (Nasdaq:ASTC), a leading provider of commercial space services, today announced that its Board of Directors has set the date for the Company's Annual Meeting of Shareholders (the “Annual Meeting”) as well as the record date for shareholders eligible to vote at the meeting.

The Annual Meeting will be held on Friday, December 4, 2015 at 9:00 am (Central Time) at 401 Congress Ave, Suite 1650 in Austin, Texas. Shareholders of record as of the close of business on October 8, 2015 will be eligible to vote at the meeting. The Company will be moving the meeting up substantially relative to last year to make sure the meeting takes place closer to the end of the prior fiscal year.

The items of business are:

1. election of directors;

2. ratify BDO USA, LLP as independent auditors; and

3. say on pay;

Additional information about the Annual Meeting will be contained in the definitive proxy statement (SEC Form DEF14A) which will be filed with the U.S. Securities and Exchange Commission on or about October 19, 2015 and in the proxy materials that will be mailed to Astrotech's shareholders on or about November 5, 2015.

Given that many Astrotech shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on all matters scheduled to come before the meeting as set forth in the proxy statement. After October 19, 2015, voting can be completed by returning the proxy card via mail, by calling 1-888-457-2959 or by going online at www.proxyvoting.com/ASTC. All proxies voted by internet or telephone must be submitted by 11:59 p.m. (Eastern Time) on December 3, 2015 in order to be counted.

About Astrotech Corporation
Astrotech Corporation is an Austin, Texas based technology company that has evolved from over 30 years in the human spaceflight, Space Shuttle, and Department of Defense satellite programs. The company has become a leader in the commercialization of government sponsored advanced space technologies.

1st Detect Corporation has developed a mass spectrometer that was designed for use on the International Space Station, but also revolutionizes the chemical detection and analysis market by delivering laboratory performance mass spectrometry in a small, affordable, and portable package. 1st Detect's technology is useful in the semiconductor, food & beverage processing, laboratory, process control, explosive detection, and chemical warfare markets.

Astrogenetix Corporation is the result of over $4 Billion spent by NASA over a 25 year period on experiments conducted in sustained microgravity, where results were only achieved while orbiting in space. Astrotech designed and flew 1,113 of these experiments and after an extensive review, discovered that microgravity greatly enhanced the discovery of valuable vaccine and therapeutics. The company has completed 12 successful biomarker discovery missions to the International Space Station and has identified a salmonella vaccine candidate, while 10 additional discoveries are in the pipeline. NASA has awarded Astrogenetix 26 free flights to the $130 Billion ISS National Laboratory, along with full crew support.

Astral Images, Inc. is positioned to be the world leader in the technology required to convert and repair feature films and film based television series to the new digital HDR Ultra-High Definition 4K standards. Astral’s IP includes technology from IBM and Kodak, which represent the state-of-the-art defect correction technologies.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Joshua Elbaum
Astrotech Corporation
512.485.9530